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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 31, 2001
               Date of earliest event reported: January 26, 2000


                                     AVIRON
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

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
      0-20815                                              77-0309686
(Commission File No.)                          (IRS Employer Identification No.)
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                             297 N. BERNARDO AVENUE
                         MOUNTAIN VIEW CALIFORNIA 94043
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (650) 919-6500




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ITEM 5. OTHER EVENTS.

     On January 31, 2001, Aviron issued a press release announcing results for the fourth quarter and year ended December 2000. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

     Since December 31, 2000, Aviron has exchanged approximately $33.4 million aggregate principal amount of its 5 3/4 percent convertible subordinated notes due 2005 for 1,121,805 shares of its common stock in a number of privately negotiated transactions. Additional non-cash expense related to the exchanges to be recorded in the first quarter of 2001 will be approximately $1.6 million. The $799,000 of unamortized debt issue costs related to the notes exchanged in January will be charged to additional paid-in capital. As of January 31, 2001, approximately $14.9 million aggregate principal amount of the 5 3/4 percent convertible notes remain outstanding.

     In accordance with Section 305(b) of the Trust Indenture Act of 1939 and the rules under this act, Aviron is filing herewith the Statement of Eligibility and Qualification on Form T-1 of HSBC Bank USA to act as trustee under the subordinated debt securities indenture in connection with Aviron's Registration Statement on Form S-3 (Registration No. 333-52028).

ITEM 7. EXHIBITS.

Exhibit 25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended.

Exhibit 99.1 Press Release, dated January 31, 2001, entitled "Aviron Announces Fourth Quarter, Year End Results."


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       AVIRON

Dated:  January 31, 2001               By: /s/ CHARLENE A. FRIEDMAN
                                           -------------------------------------
                                           Charlene A. Friedman
                                           Vice President, General Counsel
                                           and Secretary


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                                INDEX TO EXHIBITS

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Exhibit 25.2    Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended.

Exhibit 99.1 Press Release, dated January 31, 2001, entitled "Aviron Announces Fourth Quarter, Year End Results."

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